Exhibit 5.1

This file contains proprietary, private and confidential information. Any unauthorised disclosure, copying, use or distribution is prohibited and may be unlawful. If you are not the intended recipient, please immediately delete all copies of this document.

BGA Law (Cayman) Limited

c/o 3-212 Governors Square

23 Lime Tree Bay Avenue

P.O. Box 30746

Seven Mile Beach

Grand Cayman KY1-1203

Cayman Islands

www.bga.law

13 December 2024

Our Ref: SUCKOO-JB2837

Intercont (Cayman) Limited

3-212 Governors Square

23 Lime Tree Bay Avenue

P.O. Box 30746, Seven Mile Beach

Grand Cayman KY1-1203

Cayman Islands

Dear Sir or Madam,

Intercont (Cayman) Limited (the Company)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s Registration Statement, as amended (File No. 333-282394) (as defined in Schedule 1), filed with the U.S. Securities and Exchange Commission (the Commission) pursuant to the United States Securities Act of 1933 (as amended) (the Securities Act), relating to (A) the initial public offering (the Offering) by the Company of 1,875,000 ordinary shares with par value of US$0.0001 each (the Ordinary Shares); and (B) an option to issue up to 281,250 Ordinary Shares, being 15% of the total number of Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option (the Over-Allotment Option) to be granted to the Kingswood Capital Partners, LLC, acting as the representative (the Representative) of several underwriters (the Underwriters) within 45 days after the closing of the Offering and (iii) up to 107,812 Ordinary Shares, representing 5% of the total number of Ordinary Shares that may be issued by the Company upon exercise by the Representative of the Representative’s Warrants (as defined in the Registration Statement) granted pursuant to the Offering (collectively, the Offering Shares).

We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

We based our opinion on the Companies Act (as amended) of the Cayman Islands (the Companies Act) currently in force. For the purposes of this opinion, we have examined the documents listed in Schedule 1.

We have relied on the assumptions set out in Schedule 2, which we have not independently verified.

This file contains proprietary, private and confidential information. Any unauthorised disclosure, copying, use or distribution is prohibited and may be unlawful. If you are not the intended recipient, please immediately delete all copies of this document.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, we give the following opinions under the laws of the Cayman Islands:

1.	The Company is an exempted company duly incorporated with limited liability, validly existing, and in good standing under the laws of the Cayman Islands.

2.	Based on our review of the Listing MA (as defined in Schedule 1), the authorised share capital of the Company will be US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 each.

3.	The issue and allotment of the Offering Shares pursuant to the Registration Statement have been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the register of members of the Company, the Offering Shares will be validly issued and allotted, fully paid and non-assessable.

4.	The statements under the captions “Taxation” and “Cayman Islands Taxation” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Description of Share Capital”, “Legal Matters”, and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ BGA Law (Cayman) Limited

BGA Law (Cayman) Limited

This file contains proprietary, private and confidential information. Any unauthorised disclosure, copying, use or distribution is prohibited and may be unlawful. If you are not the intended recipient, please immediately delete all copies of this document.

Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 4 July 2023.

2.	A copy of the memorandum and articles of association of the Company filed with the Companies Registrar in the Cayman Islands on 4 July 2023 (the MA).

3.	A copy of the amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 26 September 2024 and effective immediately prior to the completion of the Company’s initial public offering of the Offering Shares (the Listing MA).

4.	Copies of the register of members and register of directors of the Company.

5.	A copy of the certificate of good standing dated 17 October 2024 in respect of the Company issued by the Registrar.

6.	Copies of executed written resolutions of the board of directors of the Company dated 15 April 2024, 26 September 2024 and 5 November 2024, and executed written resolutions of all the shareholders of the Company dated 15 April 2024 and 26 September 2024.

(the above as Company Records).

7.	The Company’s registration statement on Form F-1 and the accompanying prospectus filed by the Company with the Commission, including all amendments and supplements thereto (the Registration Statement).

This file contains proprietary, private and confidential information. Any unauthorised disclosure, copying, use or distribution is prohibited and may be unlawful. If you are not the intended recipient, please immediately delete all copies of this document.

Schedule 2

Assumptions

1.	All originals documents examined in connection with this opinion are authentic. All signatures, initials and seals are genuine and are those of the persons authorised or granted power to sign and/or execute such documents. Copies of documents, conformed copies or drafts of documents provided to us are true, correct and compete copies of, or in the final forms of, the originals, and the final drafts or executed copies conform in every material respect to the latest drafts of the same produced to us.

2.	The MA reviewed by us are the memorandum and articles of association currently in force at the date hereof.

3.	The Company Records are complete and accurate in all respects and all matters required by law and the MA to be recorded therein are so recorded.

4.	Neither the directors nor the shareholders of the Company have taken any steps to have the Company de-registered, struck off or placed in liquidations. No steps have been taken to wind up the Company and no receiver has been appointed over the Company’s property or assets. No event of a type which is specified in the memorandum and articles of association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

5.	There are no other resolutions, agreements, documents or arrangements otherwise than what we have examined as listed in Schedule 1 that would affect, amend or vary the transactions envisaged by the Registration Statement or affect our opinion in any way.

6.	Upon the issuance of the Offering Shares, the Company will receive consideration for the full issue price no less than the par value thereof.

This file contains proprietary, private and confidential information. Any unauthorised disclosure, copying, use or distribution is prohibited and may be unlawful. If you are not the intended recipient, please immediately delete all copies of this document.

Schedule 3

Qualifications

1.	To maintain the Company in good standing with the Registrar under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the timeframe prescribed by the Companies Act.

2.	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorizes to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

3.	In this opinion the phrase “non-assessable “means, with respect to the issuance of shares that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contribution to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance, in which a court may be prepared to pierce or lift the corporate veil.

4.	A restrictions notice may be issued by the corporate services provider of the Company in the event of the Company’s failure to disclose beneficial ownership information as required by the Companies Act. Upon issuance of such notice, in respect of the interests affected and amongst others, any transfer or agreement to transfer such interest may be void and the rights attached thereto may not be exercisable.

5.	We express no opinion as to the meaning, validity or effect of any references to foreign statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.

6.	We have not made any enquiry and express no opinion as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (as amended) of the Cayman Islands.

5